                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission only (as permitted by Rule 14 a-6(e)(2)

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       Fechtor, Detwiler, Mitchell & Co.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

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[_]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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6.   Amount Previously Paid:

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7.   Form, Schedule or Registration Statement No.:

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8.   Filing Party:

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9.   Date Filed:

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

                              [LOGO OF FDM & CO.]

                       FECHTOR, DETWILER, MITCHELL & CO.

                       225 Franklin Street, 20/th/ Floor
                               Boston, MA 02110


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held March 26, 2001

To the Stockholders of Fechtor, Detwiler, Mitchell & Co.:

          Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Fechtor, Detwiler, Mitchell & Co., a Delaware corporation, will be held in the Board Room of the State Street Bank located on the 30th Floor at 225 Franklin Street, Boston, Massachusetts, 02110 on March 26, 2001, at 10:00 a.m., Eastern Standard Time, for the following purposes:

1. To approve the amendment of the Certificate of Incorporation of our company to effect a one-for-four reverse split of the Common Stock of our company.

2.   To change the name of our company to Detwiler, Mitchell & Co.

3. To elect three Directors of our company, each to serve for three years or until his successor shall be duly appointed or elected.

4. To ratify the selection of PricewaterhouseCoopers LLP as our company's independent accountants for year 2001.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only stockholders of record at the close of business on February 19, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

          All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend in person, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope provided for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a completed Proxy.

          Requests for additional copies of proxy materials and other information should be addressed to Investor Relations at the executive offices of our company, 225 Franklin Street, 20/th/ Floor, Boston, Massachusetts 02110,
(617) 451-0100.

                                        By Order of the Board of Directors


Boston, Massachusetts
March 2, 2001

                              [LOGO OF FDM & CO.]

                       FECHTOR, DETWILER, MITCHELL & CO.

                        225 Franklin Street, 20/th/ Floor
                                Boston, MA 02110




                              Proxy Statement For
                         Annual Meeting of Stockholders
                          To Be Held on March 26, 2001



                                    GENERAL

          The enclosed Proxy is solicited by the Board of Directors of Fechtor, Detwiler, Mitchell & Co., a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on March 26, 2001 at 10:00 a.m., Eastern Standard Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Board Room of the State Street Bank located on the 30/th/ Floor at 225 Franklin Street, Boston, Massachusetts, 02110.

          Our company's telephone number is (617) 451-0100. These proxy solicitation materials were first mailed on or about March 5, 2001 to all stockholders entitled to vote at the Annual Meeting.

            INFORMATION CONCERNING VOTING, SOLICITATION AND PROXIES

Record Date and Shares Outstanding

          Stockholders of record at the close of business on February 19, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, our company had approximately 10,447,251 shares of Common Stock, $0.01 par value (the "Common Stock"), and no shares of preferred stock issued and outstanding.

Voting and Solicitation

          Each stockholder is entitled to one vote for each share of Common Stock held by him.

          Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR the proposal to effect a one-for-four reverse split of the Common Stock, FOR the change in the name of our company, FOR the election of each person nominated by the Board of Directors for election as a Director and FOR ratification of the independent auditors. The effect of an abstention or a broker nonvote on a proposal is the same as that of a vote against such proposal. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy (the "Proxy Holders") will have discretionary authority to vote such proxy in accordance with their best judgment on such matter.

          Directors are elected by a plurality vote.

          The cost of this proxy solicitation will be paid by our company. Our company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of our company's Directors, officers, and employees, without additional compensation, personally or by telephone or telegram.

Revocability of Proxies

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Deadlines for Receipt of Stockholder Nominations, Proposals and Proposals for Inclusion in the Proxy Statement for the 2002 Annual Meeting

          Section 2.5 of our company's Bylaws provides that nominations may be made by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally, provided that all stockholders intending to nominate Director candidates for election must deliver written notice thereof to the Secretary of our company, which notice must be received not less than sixty nor more than ninety days prior to the meeting or, if less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, within ten days after the date on which notice of such meeting is first given to stockholders. Such notice must set forth certain information concerning such stockholder and his or her nominee(s), including their names and addresses, such other information as would be required to be in the proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a Director of our company if so elected. The chairman of the Annual Meeting will refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          Our company's Bylaws also require that stockholders give advance notice and follow certain other procedures with regard to business they wish to bring before an annual meeting of stockholders. Section 2.6 of our company's Bylaws provides that all stockholders intending to bring business before the meeting deliver written notice thereof to the Secretary of our company in the same manner and within the same periods as required for stockholder nominees for the Board of Directors, as described in the preceding paragraph. Such notice shall set forth certain information concerning such stockholder and the proposed business, including any material interest of the stockholder in such business. The chairman of the Annual Meeting will refuse to permit business to be brought before the Annual Meeting if notice is not given in compliance with the foregoing procedure.

          We intend to hold our next Annual Meeting of Stockholders on or about May 1, 2002. Stockholders seeking to include a proposal in the Proxy Statement for our company's 2002 Annual Meeting must ensure that such proposal is received at the executive offices of our company on or before March 1, 2002. Inclusion of any such proposal is subject to certain other requirements.

Board Meetings and Committees

          The business affairs of our company are managed by or under the direction of the Board of Directors, although it is not involved in day-to-day operations. During the year ended December 31, 2000, the Board of Directors met four times.

          The Board of Directors of our company has standing Audit and Compensation Committees.

          Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for our company and monitors and evaluates the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent public accountants our company's annual audit and annual consolidated financial statements; reviews our company's financial reporting policies and practices; reviews with management the status of internal control procedures, adequacies of financial staff and other matters and makes such recommendations to the Board of Directors as may be appropriate; evaluates matters having a potential financial impact on our company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and reviews all public financial reporting documents of our company. The current members of the Audit Committee are Frank Jenkins (chairman), Edward Baran and Barton Beek, each of whom is "independent" as defined in the NASD listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A. The Audit Committee held three meetings during fiscal 2000. See "Audit Committee Report" below.

     Compensation Committee. The Compensation Committee reviews and makes recommendations to the full Board of Directors with respect to the specific compensation to be paid or provided to executive officers and also recommends incentive stock options under our company's 2000 Omnibus Equity Incentive Plan. The current members of the Compensation Committee are Messrs. Sharp, Beek and Jenkins. Mr. Sharp is the Chairman. The Compensation Committee held two meetings during fiscal 2000.

     During the fiscal year ended December 31, 2000, each of the Directors of our company attended all of the meetings of the Board of Directors and all of the meetings of the committee(s) of the Board on which he served during the period he served in such capacities.

                   BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth names and certain other information concerning our company's Directors and executive officers, as of February 19, 2001:

                                                                                                             Term of
                                                                                                            Office as
                                                                                                             Director
Name                                        Age                         Position                           Will Expire
-----------------------------------------------------------------------------------------------------------------------
James Mitchell                               62             Chairman, Chief Executive Officer                 2001
                                                                      and Director

Andrew Detwiler                              41                  President and Director                       2002

Edward Hughes                                60                  Chief Operating Officer                      2003
                                                                      and Director

Edward Baran                                 64                         Director                              2003

Barton Beek                                  77                         Director                              2002

Robert Detwiler                              71                         Director                              2002

Frank Jenkins                                64                         Director                              2001

Robert Sharp                                 65                         Director                              2001

Stephen Martino                              44                  Chief Financial Officer

Stephen Frank                                48             Chief Legal Officer and Secretary

          Information with respect to the principal occupation during the past five years of each nominee, each current Director and each executive officer is set forth below. There are no family relationships among Directors or executive officers of our company except for Robert Detwiler being the father of Andrew Detwiler.

          James Mitchell became a Director in October 1988 and became Chairman of our company on January 1, 1993 and served as Chief Executive Officer between January 1, 1993 and August 30, 1999 and again, since May 22, 2000. He served as President of our company between January 1, 1997 and May 22, 2000. Mr. Mitchell is the founder of one of our operating subsidiaries, James Mitchell & Co. In 1973, Mr. Mitchell was a founding officer of Security First Group, a financial services firm that pioneered the concept of marketing insurance and annuity products through stock brokerage firms. Before joining that firm, Mr. Mitchell served as Vice President of Marketing for the Variable Annuity Life Insurance Company of Houston, Texas. He attended Portland State University and is a registered General Securities Principal with the NASD.

          Andrew Detwiler has been with Fechtor, Detwiler for 17 years having previously served as Director of Research. Currently, Mr. Detwiler serves as Managing Director of Capital Markets and as a sales representative in the Instititutional Sales Department. He became CEO of Fechtor, Detwiler on April 1, 2000. He also became president of our company on May 22, 2000. He graduated from the University of Vermont and is a registered General Securities Principal with the NASD.

          Edward Hughes has been with Fechtor, Detwiler for 14 years serving as Director of Operations. He is currently Chief Operations Officer and a Director of our company. He holds a Bachelor of Science degree in Business Administration and an Associates Degree in Finance from Northeastern University. Mr. Hughes has served as a member and as Chairman of the 13th District Committee of the NASD. He is a registered General Securities and Financial Principal with the NASD.

          Edward Baran became a Director in August 1992. Mr. Baran, who has spent more than forty years in the insurance business, is currently Chairman and Chief Executive Officer of BCS Financial Corporation, a financial services holding company. Prior to joining BCS in November 1987, Mr. Baran was Vice Chairman, President and Chief Executive Officer of Capitol Life Insurance Company of Denver, Colorado. He is a graduate of Georgetown University and a member of the Audit Committee of the Board of Directors.

          Barton Beek became a Director in January 1984. Mr. Beek is a securities attorney specializing in mergers and acquisitions and a senior partner of O'Melveny & Myers, a law firm that he joined in 1955, with offices worldwide. Mr. Beek is a graduate of the California Institute of Technology, the Stanford University Graduate School of Business and Loyola College of Law. He is a member of the Audit and Compensation Committees of the Board of Directors.

          Robert Detwiler is Director and the President of one of our principal subsidiaries, Fechtor, Detwiler & Co., Inc. ("Fechtor, Detwiler"). Mr. Detwiler has been with Fechtor, Detwiler since 1975 since he invested in one third of that company. He owned one third of Fechtor, Detwiler until the merger between that company and JMC Group, Inc. in August 1999. He was named a Director of our company May 22, 2000. Prior to joining Fechtor, Detwiler, Mr. Detwiler had been employed in the securities industry since 1957 at Smith Barney, Laird & Company and Wood, Struthers & Winthrop. He is a registered General Securities Principal with the NASD.

          Frank Jenkins is an Associate Professor of Finance at RPI Lally School of Management in Hartford, Connecticut, and also provides ongoing financial, marketing and business strategy consulting to clients internationally. He was formerly the Chief Financial Officer, Vice President and managing partner of Harbridge House, Inc. for 25 years until it was purchased by Coopers & Lybrand in 1993. Mr. Jenkins retired as Managing Director of Coopers & Lybrand in 1998. He graduated from North Carolina State University with a BSME and has a MBA from Wharton School, University of Pennsylvania. He is currently on the Board of Directors of Metro West Health, Inc., Metro West Community Healthcare Foundation, Inc., Clark, Cutler & McDermott, Inc. and the Boston Classical Orchestra. He is Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

          Robert Sharp became a Director in May 1995. Mr. Sharp retired from his position as President and Chief Executive Officer of Keyport Life Insurance Company in February 1992 after having served in that position since 1979. Mr. Sharp is the past chairman of the National Association for Variable Annuities and a former director of the National Association of Life Companies. Mr. Sharp is a graduate of the California State University at Sacramento and is a registered Principal with the NASD. He is also a director of Navallier Variable Funds, a mutual fund. He is Chairman of the Compensation Committee of the Board of Directors.

          Stephen Martino became the Chief Financial Officer of our company in October 1999. Prior to joining us, Mr. Martino was Senior Vice President of Finance for Nvest, a New York Stock Exchange listed firm with approximately $125 billion in assets under management. Previously, he served in senior management positions with

First Data Corporation and KPMG Peat Marwick. He received a BS in Business Administration, graduating magna cum laude, from Northeastern University. He is a member of the American Institute of CPAs.

          Stephen Frank has been the Chief Legal Officer, Chief Compliance Officer and Secretary of Fechtor, Detwiler & Co., Inc. since 1993 and the Chief Legal Officer and Secretary of our company since the merger. He has a BA in Psychology from C.W. Post College and a JD from New York Law School. Mr. Frank has served both as an arbitrator and as chairperson in NASD sponsored arbitrations and has been a member of the NYSE and NASD Content Committee for national continuing education. He is a registered General Securities Principal with the NASD.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth certain information regarding compensation paid during our company's last three fiscal years to our Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and Chief Legal Officer (the "named executive officers") (1):

                                                                                        Long-Term
                                                                                       Compensation
                                                                                          Awards
                                                                                        Securities
                                                                                        Underlying             All Other
                                                            Annual Compensation          Options/            Compensation
                                                            -------------------
  Name and Principal Position                      Year     Salary ($) Bonus ($)        SARs (#)(2)              ($)(3)
---------------------------------------------------------------------------------------------------------------------------
James Mitchell, Chairman and                       2000      $225,000      $105,000                  0           $    9,929
 Chief Executive Officer                           1999      $225,000      $ 61,868            125,000           $    9,529
                                                   1998      $225,000      $      0                  0           $    9,740

Andrew Detwiler, President (4)                     2000      $      0      $      0            200,000           $1,132,250

Edward Hughes, Chief Operating Officer             2000      $102,308      $ 39,000                  0           $    3,069

Stephen Martino, Chief Financial Officer           2000      $161,637      $ 39,000                  0           $    4,099

Stephen Frank, Chief Legal Officer                 2000      $ 90,000      $ 18,000             50,000           $    2,700

_______________________
(1) Messrs. Detwiler, Hughes, Martino and Frank only qualified as "named executive officers" pursuant to the specification under Regulation S-K, Item 402a(3) during 2000.

(2) The 125,000 shares listed under Long Term Compensation for Mr. Mitchell are Incentive Stock Options granted under the 1993 Executive Stock Option Plan. The 200,000 and 50,000 shares for Messrs. Detwiler and Frank represent shares granted under our company's 2000 Omnibus Equity Incentive Plan. Our company does not have any outstanding Stock Appreciation Rights ("SARs").

(3) Amounts reported for Messrs. Mitchell, Detwiler, Hughes, Martino and Frank in the "All Other Compensation" column include $5,100, $5,100, $3,069, $4,099 and $2,700, respectively for 2000 and $4,700 and $4,911, respectively, for 1999 and 1998 for Mr. Mitchell, representing our company's contributions to its 401(k) Savings Plan on their behalf. Additionally, Mr. Mitchell received benefits of $4,829 for each of 2000, 1999 and 1998, representing life insurance premiums advanced by our company pursuant to a split dollar insurance agreement.

(4) Mr. Detwiler's compensation is solely commission-based. The amounts shown reflect all compensation paid to Mr. Detwiler in all capacities.

Option Grants

          The following table provides information related to grants of options to purchase Common Stock to the named executive officers during the 2000 fiscal year:

                                  Individual Grants
--------------------------------------------------------------------------------------
                                       Percent of Total                                   Potential Realizable
                        Number of        Options/SARs                                       Value at Assumed
                       Securities       Granted to All                                       Annual Rate of
                       Underlying         Employees        Exercise Price                     Stock Price
                      Options/SARs      During Fiscal       or Base Price   Expiration      Appreciation for
        Name           Granted (1)         Year (1)            ($/sh)          Date         Option Term (2)
        ----           -----------         --------            ------          ----         ---------------
                                                                                           5% ($)       10%($)
                                                                                         ----------------------
Andrew Detwiler          200,000             13.50%            $0.7188       12/05/10    $199,383      $257,597
Stephen Frank             50,000              3.37%            $  1.00       06/22/10    $ 63,814      $ 80,526

____________________
(1) The option for Mr. Detwiler vests in annual installments of 66,667, 66,667 and 66,666 shares beginning December 5, 2001. The option for Mr. Frank vests in annual installments of 16,667, 16,667 and 16,666 shares beginning December 13, 2000. Our company does not have any outstanding SARs.

(2) The 5% and 10% assumed rates of appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our company's estimate or projection of the future Common Stock price. The potential realizable value for Mr. Detwiler's option was calculated using the closing price of the Common Stock on December 5, 2000 of $0.7188 per share. The potential realizable value for Mr. Frank's option was calculated using the closing price of the Common Stock on June 22, 2000 of $1.00 per share. The exercise prices were determined by using the same closing prices on the date of grant of the options.

Option Exercises and Fiscal Year-End Option Values

          The following table provides information related to options exercised by the named executive officers during the 2000 fiscal year and the number and value of options held at fiscal year-end.

                                                          Number of Securities
                                                         Underlying Unexercised       Value of Unexercised
                                                          Options/SARs at FY-        In-the-Money Options/
                       Shares Acquired      Value            End (#)(1)(2)          SARs at FY-End ($)(1)(2)
        Name           On Exercise (#)   Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------------------------------------------------------------------------------------------------
James Mitchell                 0              0           141,667        83,333       $     0      $      0
Andrew Detwiler                0              0           233,334       266,666       $20,000      $      0
Edward Hughes                  0              0            83,334        66,666       $ 5,000      $      0
Stephen Martino                0              0            33,334        66,666       $     0      $      0
Stephen Frank                  0              0            16,667        33,333       $     0      $      0

_____________________
(1) Our company does not have any outstanding SARs.

(2) The closing price for the Common Stock on December 29, 2000, as reported by the NASDAQ SmallCap Market, was $0.625. Mr. Detwiler's exercisable options include 200,000 options to purchase Common Stock of our company at a price of $0.10 per share granted under the Fechtor, Detwiler & Co., Inc. 1999 Special Stock Option Plan (the "1999 Plan") and no other in-the-money options at the end of 2000. Mr. Hughes' exercisable options include options to purchase 50,000 shares of Common Stock at a price of $0.10 per share granted under the 1999 Plan and no other in-the-money options. Messrs. Mitchell, Martino and Frank had no in-the-money options at the end of 2000.

Compensation of Directors

          The members of the Board of Directors who are not full-time employees of our company are entitled to receive reimbursement for out-of-pocket expenses they incur in attending Board meetings and otherwise performing their duties and receive fees of $1,000 for each meeting of the Board of Directors which they attend. Members of committees additionally receive $500 per committee meeting held on the same day as a Board of Directors' meeting, or $1,000 per committee meeting if held on a different day. Non-employee Directors receive formula grants of non-qualified stock options under our company's 2000 Omnibus Equity Incentive Plan. Options to acquire 24,000 shares of Common Stock are to be granted within six months after an individual takes office as a Director and options to acquire an additional 24,000 shares are to be granted within six months after every third anniversary of such Director's taking office. As reported in the Form 10-K for the year ended December 31, 1997, on February 17, 1998, in addition to their regular formula grants, all of the outside Directors of our company, except for Mr. Jenkins, were each granted stock options to purchase 25,000 shares of Common Stock at a price of $1.125, which was equal to the closing price for the Common Stock on June 30, 1998.

Compensation Committee Report

          During 2000, executive compensation policy and practice were recommended to the Board by the Compensation Committee (the "Committee"). The Committee is composed of Robert Sharp, Chairman, Frank Jenkins and Barton Beek. The Committee held two meetings during 2000.

          No member of the Compensation Committee served as an officer or employee of our company or its subsidiaries. No executive officers of our company served during fiscal 2000 on the board of directors of any company which had a representative on our company's Board of Directors. No member of our company's Board of Directors served during 2000 as an executive officer of a company whose board of directors had a representative from our company on its Board of Directors.

          The Committee's compensation policy is to provide our company's senior officers, including the executive officers named in this proxy statement, with base salaries commensurate with the base salaries of executives in our industry, augmented by (i) performance-based bonuses and (ii) stock incentives, primarily stock options. The objectives of the Committee's policies are to attract and retain outstanding executives by providing compensation opportunities comparable to those offered by other companies in our industry, and to motivate and reward these executives with bonuses and stock awards which link their total compensation to the enhancement of stockholder values.

          Mr. Mitchell is the only executive under an Employment Agreement. His compensation was $225,000 for each of 2000, 1999 and 1998. His base salary of $225,000 was established pursuant to a three-year employment contract entered into in 1998. The contract was renewed as of January 1, 2001 for an additional three-year term, amending it as well to increase his base salary to $285,000 and providing for Mr. Mitchell to participate in the same annual bonus award plan as other senior executives of our company.

          The Committee at its December 5, 2000 meeting considered the operating results for 2000 (excluding merger-related costs) and awarded cash bonuses to Messrs. Mitchell, Martino, Hughes and Frank, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Legal Officer of our company, respectively. The Committee also considered Andrew Detwiler's contributions to our company but decided not to grant him a bonus in addition to his commission-only compensation.

          The Committee considers from time to time the grant of options or other stock-based compensation awards to senior executives of our company. The Committee has not developed any specific formula for such awards. At its December 5, 2000 meeting, the Committee reviewed the accomplishments of our senior officers and key employees and recommended to grant Andrew Detwiler options to purchase 200,000 shares of Common Stock for assuming the role of President of our company without taking additional compensation to hold such office or participating in the incentive bonus compensation plan of our company and to reward him for his valuable contributions. Stephen Frank, Chief Legal Officer of our company, also received options to purchase 50,000 shares of Common Stock during the year 2000. The Committee noted that Robert Detwiler had made, and was expected to continue to make, very substantial contributions to the success of our company, but in view of his large shareholdings, the Committee did not recommend grants of options to him at this time.

          This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Acts, except to the extent that our company specifically incorporates this information by reference, and shall not otherwise be deemed "filed" under such Acts.

                                  The Compensation Committee of the Board of
                                  Directors of Fechtor, Detwiler, Mitchell & Co.

                                  Robert Sharp, Chairman
                                  Barton Beek
                                  Frank Jenkins



Audit Committee Report

          The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to our company's financial reporting process, its systems of internal accounting and financial controls, and the independent audit of its financial statements.

          The Audit Committee has reviewed and discussed with management the audited financial statements of our company for the fiscal year ended December 31, 2000. The Audit Committee has reviewed and discussed with PricewaterhouseCoopers LLP, our company's independent accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of our company's accounting practices and such other matters as are required to be discussed by the independent accountants with the Audit Committee under generally accepted auditing standards including the matters required to be discussed by Statement on Auditing Standards No. 61.

          The Audit Committee has also received the written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

          Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that our company's audited financial statements be included in our company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                    Respectfully Submitted:  The Audit Committee
                                    Frank Jenkins, chairman
                                    Edward Baran
                                    Barton Beek

                               Performance Graph

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the five fiscal years ended December 31, 2000 with the cumulative total return on the S&P 500 Index and the NASDAQ Financial Stocks Industry Index.

                       [PERFORMANCE GRAPH APPEARS HERE]

               1995      1996      1997      1998      1999      2000
NASDAQ        100.00    128.36    196.31    190.71    189.44    187.95
S&P 500       100.00    123.36    164.36    212.07    256.84    328.76
FEDM          100.00    106.95     72.41    103.53    151.77     68.98

                     ---------------------------------------
                     Assumes $100 invested on December 31,
                     1995 in NASDAQ Financial Stock Industry
                     Index, S&P 500 Index and Fechtor,
                     Detwiler, Mitchell & Co.
                     ---------------------------------------

     The foregoing information shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent our company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Unless otherwise noted below, the following table presents certain information with respect to the ownership of the Common Stock as of February 19, 2001 by each person known by our company to own beneficially more than 5% of the Common Stock, by each person who is a Director or nominee for Director of our company, by each named executive officer and by all executive officers and Directors of our company as a group:

                                                         Shares of Common
                                                              Stock
                                                         Beneficially Owned
                                                     as of February 19, 2001 (1)
                              Name                    Number (2)(3)           %
--------------------------------------------------------------------------------
    Robert Detwiler (4)(5)                              2,422,500         21.99%

    James Mitchell                                        893,036          8.11%

    Andrew Detwiler                                       476,293          4.32%

    Edward Hughes                                         182,269          1.65%

    Stephen Martino                                        75,279              *

    Stephen Frank                                          67,508              *

    Robert Sharp                                          199,000          1.81%

    Frank Jenkins                                         174,000          1.58%

    Barton Beek                                           156,000          1.42%

    Edward Baran                                           45,000              *

    All Executive Officers and Directors as a
       group (10 persons)                               4,548,098         41.28%
          Total outstanding shares                     11,016,586

* Less than 1%
----------------------
(1) All ownership figures include options to purchase shares of Common Stock exercisable within 60 days of February 19, 2001, as set forth below. Except as otherwise noted below, each individual, directly or indirectly, has sole or shared voting and investment power with respect to the shares listed.

(2) Includes approximately 24,643, 7,959, 935, 1,945, 841 and 36,323 vested shares of Common Stock contributed by our company to its 401(k) Savings Plan for Messrs. Mitchell, A. Detwiler, Hughes, Martino, Frank and for all executive officers and Directors as a group. Outside Directors do not have 401(k) Plan holdings with our company.

(3) Includes options to purchase 141,667, 233,334, 83,334, 33,334, 16,667,
    37,000, 4,000, 37,000, 33,000 and 619,336 shares of Common Stock for Messrs.
    Mitchell, A. Detwiler, Hughes, Martino, Frank, Sharp, Jenkins, Beek, Baran and for all executive officers and Directors as a group, respectively.

(4) Includes 200,000 shares of Common Stock for Mr. R. Detwiler which represent shares held in trust to reimburse our company for any shares issued by our company upon exercise of stock options under the 1999 Special Stock Option Plan assumed by our company after the merger. Reimbursed shares will be summarily canceled upon receipt by our company.

(5) Includes 10,000 shares owned by Mr. Robert Detwiler's wife to which he disclaims beneficial ownership.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our company's Directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file with the Securities and Exchange Commission, NASDAQ and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of our company. Executive officers, Directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

     Specific due dates for these reports have been established and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with except for reports on Form 4 due in December 2000 and January 2001 to report purchases by Frank Jenkins in November and December of 2000. The underlying transactions were reported on Mr. Jenkins subsequent Form 5 filed February 12, 2001.


I.   PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors has proposed submission to the stockholders of the following amendment of the Certificate of Incorporation of our company:

     Article IV of the Certificate of Incorporation shall be amended by inserting an additional paragraph as the first paragraph of said Article, as follows:

     "The shares of Common Stock outstanding on the Effective Date hereof shall be consolidated, combined and reconstituted to effect a one-for-four reverse stock split of such Common stock, such that each Common share outstanding on the Effective Date shall become one fourth of a reconstituted share of Common Stock, two shares of Common Stock outstanding on the Effective Date shall become one half of a reconstituted share of Common Stock and three shares of Common Stock outstanding on the Effective Date shall become three fourths of a reconstituted share of Common Stock. The "Effective Date" hereof shall be the day upon which a Certificate of Amendment of the Certificate of Incorporation of the Corporation setting forth this paragraph shall be filed with the Secretary of State of Delaware."

     The approval of the proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

Effect of Amendment On Outstanding Shares

     If adopted, the proposed Amendment (the "Reverse Split") will change each outstanding share of Common Stock into one fourth of a reconstituted Common Share (a "New Share"). Thus, if the Amendment is adopted, there will be approximately 2,611,813 New Shares outstanding and our company will have no other outstanding shares. The Amendment will not change the number of authorized shares of Common Stock.

     The total number of shares of Common Stock issuable upon exercise of outstanding options to acquire such shares, and the exercise price of such options, will be adjusted proportionally to reflect the Reverse Split.

     Under our company's Stockholders' Rights Plan, each share of Common Stock will continue to have one preferred share purchase right (a "Right") associated with it following the Reverse Split; however, the number of shares of Preferred Stock issuable upon the exercise of each Right will be proportionally adjusted.

Fractional Shares

     No fractional shares of Common Stock will be issued as a result of the Reverse Split and fractional share interests will not entitle the holder thereof to exercise any right of a stockholder. In lieu of fractional shares resulting from the Reverse Split, stockholders will be paid, in cash, the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fractional shares (after aggregating all fractional shares of Common Stock owned by such stockholder) by the average of the reported closing prices for the shares on the NASDAQ Market System for the ten trading days immediately preceding the Effective Date.

Procedures for Exchange of Certificates

     As soon as practicable after the Effective Date, our company's Transfer Agent (the "Exchange Agent") will mail to the registered holders of Common Stock a Letter of Transmittal and instructions for surrender of Common Stock certificates for certificates representing New Shares and, if applicable, cash in lieu of fractional shares. Stockholders will not receive certificates for New Shares unless and until their certificates for shares of Common Stock have been surrendered with an appropriate letter of transmittal. There will be no service charge in connection with the issuance of certificates for New Shares and cash in lieu of fractional shares following the Reverse Split.

Federal Income Tax Consequences

     The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment for any stockholder may vary depending upon the particular facts and circumstances of such stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold Common Stock of our company as a capital asset, may be subject to special rules not discussed below. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAXES AND OTHER LAWS.

     The receipt of whole New Shares (excluding fractional New Shares) in the Reverse Split should be non-taxable for federal income tax purposes. Consequently, a stockholder receiving New Shares will not recognize either gain or loss, or any other type of income, with respect to whole New Shares received as a result of the Reverse Split. In addition, the aggregate tax basis of such stockholder's shares of Common Stock prior to the Reverse Split will carry over as the aggregate tax basis of the stockholder's New Shares. The holding period of the New Shares should also include the stockholder's holding period of the Common Stock prior to the Reverse Split, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

     Any stockholder who receives cash in lieu of a fractional New Share pursuant to the Reverse Split will recognize gain or loss equal to the difference between the amount of cash received and the portion of the aggregate tax basis in his or her shares of Common Stock allocable to such fractional New Share. If the shares of Common Stock were held as a capital asset on the Effective Date, then the stockholder's gain or loss will be a capital gain or loss. Such capital gain or loss will be a long-term capital gain or loss if the stockholder's holding period for the shares of Common Stock is longer than eighteen months, a short-term capital gain or loss if the stockholder's holding period is twelve months or less and mid-term gain or loss if the stockholder's holding period is longer than twelve months and less than eighteen months.

     Based on certain exceptions contained in regulations issued by the Internal Revenue Service, our company does not believe that it or its stockholders would be subject to backup withholding or informational reporting with respect to cash distributed in lieu of fractional New Shares.

Reasons for Proposed Amendment

     Our company has been advised by NASDAQ that the Common Stock may no longer meet the requirements for continued listing and trading on the NASDAQ Market System. Approval of the Reverse Split is being proposed to address the minimum bid price requirement of $1.00 per share.

     Our company believes that if the Reverse Split is effectuated, our company's Common Stock should initially have a minimum bid price in excess of the $1.00 per share necessary to satisfy the NASDAQ requirement. Our company would also need to continue to satisfy all other maintenance criteria and there can be no assurance that our company will be able to do so, or that, even if these criteria are met, the Common Stock will continue to be traded on the NASDAQ SmallCap Market.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

II.  PROPOSED NAME-CHANGE AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors has proposed the following amendment of the Certificate of Incorporation:

Name Change Amendment

     Article I shall be amended to read: "The name of the Corporation is Detwiler, Mitchell & Co."

     The approval of the proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAME-CHANGE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

III.  ELECTION OF DIRECTORS

Nominees

     Three of our company's total of eight Directors are to be elected at the Annual Meeting. The Board of Directors of our company has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the Proxy Holders will vote the proxies received by them for the nominee named below. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the existing Board of Directors to fill the vacancy. It is not expected the nominees will be unable or will decline to serve as Directors.

     Information with respect to the nominees to the Board of Directors is set forth above in "Directors and Executive Officers." The nominees are:

                                 Frank Jenkins
                                James Mitchell
                                 Robert Sharp

     The Directors elected at this Annual Meeting will serve three-year terms, until the annual meeting of stockholders in 2004, and until their successors are duly elected.

Required Vote

     The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of each Director nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE PERSONS NOMINATED FOR ELECTION AS DIRECTOR.

IV.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors is recommending the ratification of its selection of PricewaterhouseCoopers LLP as independent accountants to audit our financial statements for the current fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has audited our financial statements for calendar year 2000. In October 2000, PricewaterhouseCoopers LLP was engaged by our company to replace Deloitte & Touche LLP as our independent accountants, pursuant to approval and recommendation by the Audit Committee. We reported this change in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on October 16, 2000. Deloitte & Touche LLP's report on our 1999 financial statements did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, and during 1999 and the interim period through October 16, 2000 there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices or financial statement disclosure, and no disagreements or differences of opinion regarding any "reportable event" as defined in Item 304(a)(1)(v) of SEC Regulation S-K.

     PricewaterhouseCoopers LLP has advised our Audit Committee that it is "independent" of us within the rules and guidelines of the SEC, the American Institute of Certified Public Accountants and the Independence Standards Board.

Audit Fees:
----------

     Audit fees billed to our company by PricewaterhouseCoopers for review of our annual financial statements and quarterly financial statements included in quarterly reports on Form 10-Q, for the year 2000, totaled $120,000.

     We did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during 2000.

     Fees billed to our company by PricewaterhouseCoopers LLP with respect to the year 2000 for all other non-audit services rendered to our company including tax related services and regulatory advisory services totaled $30,000.

     The Audit Committee has concluded that the provision of the other services including tax related services by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if desired, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                  By Order of the Board of Directors



Dated: March 2, 2001

[Side One]


                       FECHTOR, DETWILER, MITCHELL & CO.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints James Mitchell and Stephen Frank, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Fechtor, Detwiler, Mitchell & Co. (the "Company") held of record by the undersigned as of February 19, 2001 at the Annual Meeting of Stockholders of the Company, to be held in the Board Room of the State Street Bank Building, 225 Franklin Street, 30th Floor, Boston, Massachusetts, on March 26, 2001, at 10:00 a.m., Eastern Standard Time, and at any and all adjournments thereof, upon the following matters:

                        ANNUAL MEETING OF STOCKHOLDERS

(continued and to be signed on the reverse side)

[Side Two]


                            Please mark your vote as this    X
                                                          -------

     (1) Proposal to approve the amendment of the       For  Against  Abstain   (4) Proposal to ratify the    For  Against  Abstain
         Certificate of Incorporation of our company                                selection of
         to effect a one-for-four reverse split of the  ___  _______  _______       PricewaterhouseCoopers    ___  _______  _______
         Common Stock of our company.                                               LLP as our company's
                                                                                    independent accountants
                                                                                    for year 2001.

     (2) Proposal to change the name of our company     For  Against  Abstain   (5) In accordance with the
         to Detwiler, Mitchell & Co.                                                discretion of the proxy
                                                        ___  _______  _______       holders, upon such other
                                                                                    matters as may properly
     (3) Proposal to elect three Directors of our       For  Withhold Authority     come before the Annual
         company, each to serve for three years or                                  Meeting and at any and
         until his successor shall be duly appointed    ___  ________               all Adjournments thereof.
         or elected.


            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOREGOING PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.



Signature or signatures of Stockholder(s) ___________________ __________________
Dated: ________, 2001
(Your signature should conform exactly to your name as printed hereon. Any co-owners may sign. Executors, administrators, trustees, etc. should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)